UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]
Preliminary Proxy Statement

[ ]
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]
Definitive Proxy Statement

[ ]
Definitive Additional Materials

[X]
Soliciting Material Pursuant to Section 240.14a-12

    ASSOCIATES FIRST CAPITAL CORPORATION
    ___________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

    ___________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]
No fee required.

[ ]
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)
Title of each class of securities to which transaction applies:

    ____________________________________________________________________________________

2)
Aggregate number of securities to which transaction applies:

    ____________________________________________________________________________________

3)
    Per unit price or other underlying value of transaction computed pursuant to Exchange
    Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ___________________________________________________________________________________

4)
Proposed maximum aggregate value of transaction:

    ___________________________________________________________________________________

5)
Total fee paid:

    ___________________________________________________________________________________

[ ]
Fee paid previously with preliminary materials.

[ ]
    Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)
Amount Previously Paid:

    ___________________________________________________________________________________

2)
Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________________

3)
Filing Party:

    ___________________________________________________________________________________

4)
Date Filed:

    ___________________________________________________________________________________

Filed by Associates First Capital Corporation

pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934 in respect of Associates

First Capital Corporation (SEC file no. 2-44197)

What Do We Know About Citigroup?

* Sanford Weill, Chairman and CEO

* The sale - approximately $31.1 billion

* Head office - New York, New York

* Provides full service banking, brokerage, insurance and other financial services to corporations, institutions and individuals around the world

What Do We Know About Citigroup?

* Most global financial services company, serving 100 million customers in more than 100 countries

    * More information: www.citigroup.com

Citigroup

* Businesses divided into four main areas:

- Global Consumer Businesses

- Global Corporate and Investment Bank

- Global Investment Management and Private Banking

- Emerging Markets Group

Why The Interest in The Associates?

* Our Numbers

* Our Global Presence

* Energy and drive that got us here

And combined we look even better .

The Associates and Citigroup -

Consumer Finance Business

The Associates and Citigroup -

Credit Cards

Citigroup

* Brands include:

* Citibank

* Salomon Smith Barney

* Travelers Property Casualty

* Travelers Life & Annuity

* Primerica

* CitiFinancial

* SSB Citi

Citigroup in '99 - Annual Report Highlights

* Core income $9.9 billion

* 22.7 percent return on common equity

* Returned $4 billion in capital to stockholders through

repurchase of shares

Citigroup's Commitment to

Employees

* Training, professional growth and development

* Many ownership opportunities

* Balance between work and personal life

* Exciting global opportunities

Citigroup's Commitment to Communities

* Commitment to community lending

* Citigroup Foundation provides grants to organizations working to improve the quality of life for children, families and

    communities

* Focus on education and community development

What will make this successful?

* Our teams

* Our ability to adapt

* Our work ethic

* Logic of the merger

- extraordinary global infrastructure

- formidable capital resources

- unquestioned stability

- broadest spectrum of high-quality products/services, with great distribution

How will we share information?

* Associates Online - Citigroup Merger Info Center

* 1-800-249-2180

What Now, What Next?

* Keep our focus

* Keep our goals

* Merger will drive our growth for many years to come

In connection with the proposed transaction, Associates will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement
(when available) and other documents filed by Associates with the SEC at the SEC's web site at www.sec.gov.

Free copies of the proxy statement (when available) and Associates other filings with the SEC may also be obtained from Associates. Free copies of Associates filings may be obtained by directing a request to Associates, 250 E. Carpenter Freeway, Irving, TX 75062,
Attn.  General Counsel, 972-652-4000.

Associates and certain other persons referred to below may be deemed to be participants in the solicitations of proxies of Associates' shareholders to adopt the agreement providing for Citigroup's acquisition of Associates. The participants in the solicitation may include the directors and executive officers of Associates, who may have an interest in the transaction including as a result of holding shares or options of Associates. A detailed list of the names and interests of Associates' directors and executive officers is contained in Associates proxy statement for its 2000 Annual Meeting, which may be obtained without charge at the SEC's web site at www.sec.gov.